   As filed with the Securities and Exchange Commission on December 29, 2000
                                             Registration Number 333-[         ]
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                             23-2037823
           (State of other jurisdiction of                                                (IRS Employer
            incorporation or organization)                                              Identification No.)

                    16800 GREENSPOINT PARK DRIVE, SUITE 225N
                            HOUSTON, TEXAS 77060-2390
                                 (281) 873-4111

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 VAUGHN E. DRUM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                UTI ENERGY CORP.
                    16800 GREENSPOINT PARK DRIVE, SUITE 225N
                            HOUSTON, TEXAS 77060-2390
                                 (281) 873-4111

(Name, address, including zip code, and telephone number including area code, of agent for service)

                                    COPY TO:
                                MICHAEL W. CONLON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE        OFFERING PRICE             AGGREGATE          REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED         PER SHARE (1)            OFFERING PRICE            FEE
--------------------------------------------------------------------------------------------------------------------
common stock, par value $.001         72,528              $29.4375                $2,135,043             $534
per share

preferred stock purchase
rights (2)

================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of common stock as reported on the American Stock Exchange, Inc. on December 22, 2000. No separate consideration will be received for the preferred stock purchase rights.

(2) Until the distribution date (as described in "Description of Preferred Stock Purchase Rights"), the preferred stock purchase rights trade with, and are represented by, the certificates for the common stock.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                          72,528 SHARES OF COMMON STOCK
                                       OF
                                UTI ENERGY CORP.
                                       AND
                    PREFERRED STOCK PURCHASE RIGHTS ATTACHED
                               TO THE COMMON STOCK

                                 ---------------

     This prospectus relates to the offer and sale of:

     o    72,528 shares of common stock of UTI

     o the preferred stock purchase rights which, until the distribution date, trade with and are represented by the certificates for common stock

     The common stock and the preferred stock purchase rights are being registered on behalf of the selling securityholder described on page 8. We will not receive any proceeds from the sales.

     Our common stock is listed on the American Stock Exchange under the symbol "UTI". The closing price on December 22, 2000, as reported on the American Stock Exchange was $29.4375 per share.

     Our principal executive office is located at 16800 Greenspoint Park Drive, Suite 225N, Houston, Texas 77060-2390 and the telephone number is (281) 873-4111.

                                 ---------------

        FOR INFORMATION CONCERNING RISKS RELATING TO AN INVESTMENT IN UTI COMMON STOCK OR IN THE PREFERRED STOCK PURCHASE RIGHTS, SEE "RISK FACTORS"
                              BEGINNING ON PAGE 3.

                                 ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
             DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               December 29, 2000

                                    CONTENTS

                                                                                                                        Page
                                                                                                                        ----
About this Prospectus..................................................................................................   2
About UTI..............................................................................................................   2
Recent Developments....................................................................................................   2
Risk Factors...........................................................................................................   3
Forward-Looking Statements.............................................................................................   7
Use of Proceeds........................................................................................................   7
Description of Preferred Stock Purchase Rights.........................................................................   8
Selling Securityholder.................................................................................................   8
Plan of Distribution...................................................................................................   9
Validity of Securities.................................................................................................  10
Experts................................................................................................................  10
Where You Can Find More Information....................................................................................  10
Incorporation of Certain Documents by Reference........................................................................  10

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. The registration statement covers the sale of:

     o    72,528 shares of common stock, $.001 par value, of UTI

     o the preferred stock purchase rights which, until the distribution date, trade with and are represented by the certificates for common stock

     Please carefully read this prospectus together with the additional information described under the heading "Where You Can Find More Information".

                                    ABOUT UTI

     UTI Energy Corp. is a leading provider of onshore contract drilling services to companies that explore for and produce oil and natural gas. UTI operates one of the largest fleets of drilling rigs used to drill oil and natural gas wells on land in North America. A drilling rig includes the structure, power source and machinery necessary to allow a drill bit to penetrate rock to a depth desired by the customer. UTI's drilling rigs operate in the oil and natural gas producing basins of:

     o   Colorado                             o   Utah
     o   Texas                                o   Wyoming
     o   Louisiana                            o   Alberta, Canada
     o   Oklahoma                             o   Saskatchewan, Canada
     o   New Mexico                           o   British Columbia, Canada

    UTI has a fleet of 144 land drilling rigs. UTI also provides pressure pumping services in the Appalachian Basin. Pressure pumping services consist primarily of well stimulation and cementing for the completion of new wells and remedial work on existing wells. Well stimulation involves processes inside a well designed to enhance the flow of oil, natural gas or other desired substances from the well. Cementing is the process of inserting material between the hole wall and the pipe to center and stabilize the pipe in the hole. UTI operates principally in two business segments, drilling oil or natural gas wells on land and pressure pumping.

    Our principal executive offices are located at 16800 Greenspoint Park Drive, Suite 225N, Houston, Texas 77060-2390 and the telephone number is (281) 873-4111.

                               RECENT DEVELOPMENTS

STOCK SPLIT

    On September 14, 2000, UTI announced a two-for-one stock split of the common stock in the form of a stock dividend of one share of common stock for each outstanding share of common stock issued on October 3, 2000 to stockholders of record on September 25, 2000.

CANADIAN ACQUISITION

    On May 5, 2000, UTI, through a wholly-owned subsidiary, purchased assets of Phelps Drilling International, Ltd. and related companies. UTI borrowed funds under its revolving credit facility and paid US $29.6 million (Cd. $44.3 million) for the assets, including 14 drilling rigs, of the Calgary-based company. Phelps operates drilling rigs in the provinces of:

     o    Alberta

     o    Saskatchewan

     o    British Columbia

DOMESTIC ACQUISITIONS

      On September 1, 2000, UTI, through a wholly-owned subsidiary, purchased assets from R.W.L. Enterprises. UTI borrowed funds under its revolving credit facility and paid $1.25 million for the assets, consisting of major components for one drilling rig.

      On September 5, 2000, UTI, through a wholly-owned subsidiary, purchased assets from Flower Futures Corporation, a California corporation. UTI borrowed funds under its revolving credit facility and paid $6.4 million for the assets, consisting of major components for three drilling rigs.

                                  RISK FACTORS

    You should carefully consider the following risk factors and all of the other information set forth or incorporated by reference in this prospectus and any applicable prospectus supplement before you purchase any of UTI's securities. This prospectus, any applicable prospectus supplement and the documents incorporated by reference, contain forward-looking statements which involve risks and uncertainties. UTI's actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors. Those factors include those set forth in the following risk factors, any applicable prospectus supplement and the documents incorporated by reference into this document. See "Forward-Looking Statements" for an explanation of the risks involved in these types of statements.

RISKS RELATED TO UTI'S BUSINESS GENERALLY

WE DEPEND ON THE VOLATILE OIL AND NATURAL GAS INDUSTRY, AND DECLINES IN THIS INDUSTRY COULD DECREASE THE DEMAND FOR OUR SERVICES AND REDUCE OUR REVENUES.

    Demand and prices for UTI's services depend upon the level of activity in the onshore oil and natural gas exploration and production industry in the United States and Canada. Because this industry is volatile, levels of oil and natural gas exploration activities in UTI's markets and demand for UTI's services may change significantly. Further, any material changes in the demand for or supply of oil or natural gas could materially impact the demand for UTI's services.

    The level of drilling activity in the onshore oil and natural gas exploration and production industry in the United States and Canada is influenced by numerous factors over which UTI has no control, including the following:

     o    the level of oil and natural gas prices

     o    expectations about future oil and natural gas prices

     o the cost of exploring for, producing and delivering oil and natural gas

     o    the level and price of foreign imports of oil and natural gas

     o    the discovery rate of new oil and natural gas reserves

     o available pipeline and other oil and natural gas transportation capacity

     o    worldwide weather conditions

     o    international political, military, regulatory and economic conditions

     o    the ability of oil and natural gas companies to raise capital

    Prices for oil and natural gas are expected to continue to be volatile and to affect the demand for and pricing of UTI's services.

CHANGES IN RIG AVAILABILITY MAY ADVERSELY AFFECT OUR RIG UTILIZATION RATE AND PRICING.

    The number of available rigs in an area may change because of:

     o    movement of rigs

     o    reactivation of rigs which were not in use

     o    construction of new rigs

    The increase in available rigs could adversely affect rig utilization rates and pricing, even in an environment of stronger oil and natural gas prices and increased drilling activity. Until recently, the United States and Canadian land drilling industry was adversely affected for many years by an oversupply of drilling rigs and a large number of drilling contractors. These conditions reduced the amount its customers would pay for UTI's drilling services. UTI cannot predict either the future level of demand for its contract drilling services or future conditions in the land contract drilling services industry.

WE MAY NOT CONTINUE STRATEGIC ACQUISITIONS, WHICH MAY PREVENT US FROM GROWING AS WE HAVE IN THE PAST.

    UTI's growth has been enhanced materially by strategic acquisitions that have substantially increased UTI's drilling rig fleet. While UTI believes that the land drilling industry is fragmented and that significant acquisition opportunities are available, UTI may not be able to continue to find suitable acquisition candidates. In addition, UTI faces increased competition from other companies for available acquisition opportunities. If the prices paid by buyers of drilling rigs continue to rise, UTI may find fewer acceptable acquisition opportunities.

    UTI may elect or be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities or convertible securities in connection with such acquisitions. UTI's results of operations and financial condition could be significantly burdened by additional debt service requirements. In addition, the issuance of additional equity or convertible securities could result in additional dilution to stockholders and result in significant additional shares available for resale. Also, UTI cannot assure that it will:

     o    successfully integrate acquired operations and assets

     o    be able to manage effectively the growth and increased size

     o    be successful in deploying idle or stacked rigs

     o be able to maintain the crews and market share attributable to operating drilling rigs that it acquires

      Stacked rigs are rigs that are not currently being marketed and cannot be made available without incurring refurbishing costs.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY WITH EXCESS CAPACITY, WHICH MAY REDUCE OUR ABILITY TO SECURE DRILLING CONTRACTS IN THE FUTURE.

    The land drilling and well servicing businesses are intensely competitive due to the fact that the supply of available rigs, particularly in the United States land markets, exceeds the demand for those rigs. This excess capacity has resulted in substantial competition for drilling contracts. The fact that drilling rigs are mobile and can be moved from one market to another in response to market conditions heightens the competition in the industry.

    UTI believes that price competition for drilling contracts will continue for the foreseeable future due to the need of many of its competitors to maintain market share to service debt and the existence of idle rigs, which are rigs that are not under contract but are available to be marketed or could be prepared for marketing in a short period of time. In addition, some of UTI's competitors have greater financial resources than UTI, which may enable them to:

     o    better withstand industry downturns

     o    compete more effectively on the basis of price

     o    acquire existing rigs or build new rigs

WE FACE LABOR SHORTAGES, WHICH MAY DECREASE OUR ABILITY TO OPERATE OUR RIGS OR INCREASE OUR COSTS TO OBTAIN NECESSARY WORKERS.

    Over the years qualified drilling rig personnel have left the industry during industry downturns. As a result, fewer qualified drilling rig personnel are available to service increases in domestic drilling demand and increases in contract drilling activity. This labor shortage makes it more difficult for UTI and other contractors to return stacked rigs to the market. The shortage also makes it more difficult to retain, and increases the costs of, rig crews. If UTI is unable to attract and retain sufficient qualified personnel, its ability to market and operate its active drilling rigs and return its stacked rigs to the market will be restricted. This could have a material adverse effect on UTI's results of operations. Further, wage rates of qualified rig crews have begun to rise in the land drilling industry in response to the increasing number of active rigs in service. Continuing wage increases could reduce UTI's operating margins and results of operations.

WE INCUR RISKS ASSOCIATED WITH CONTRACTS THAT REQUIRE US TO DRILL AT FIXED PRICES, AND WE COULD INCUR LOSSES IF THE RISKS MATERIALIZE.

    UTI performs some of its drilling services by entering into footage and turnkey drilling contracts. In a footage contract, UTI undertakes to drill a well to a specified depth at a fixed price per foot of hole. In a turnkey contract, UTI undertakes to drill a well to a specified depth for a fixed price. UTI enters into footage and turnkey contracts in situations where UTI believes it possesses experience and expertise in the geological and operational aspect of the project.

     Footage and turnkey contracts have the following characteristics that are not normally found under contracts where UTI is paid on a daily rental basis:

     o UTI must bear the cost of performing the drilling services until the target depth is reached

     o    UTI must make significant cash commitments

     o UTI generally furnishes more services including testing, coring and casing the hole and other services

     o UTI earns compensation upon completion of the well to the specified depth

     o UTI bears the cost of unanticipated downhole problems and other cost overruns

     As a result, UTI faces the risk that the total cost of performing a footage or turnkey contract may exceed the revenue received from the contract.

     For the year ended December 31, 1999, UTI completed wells under all three types of contracts as the following table shows:

                                               Percentage of Completed Wells
                                               -----------------------------

    Dayrate                                                 50%
    Footage                                                 31%
    Turnkey                                                 19%

    UTI cannot assure that it will not incur losses on footage and turnkey contracts in the future.

    THE NATURE OF OUR OPERATIONS PRESENT INHERENT RISKS OF LOSS AND OPERATING HAZARDS WHICH COULD RESULT IN SUBSTANTIAL LOSSES.

    UTI could experience substantial losses due to the occurrence of a significant event not fully insured or indemnified against or to the failure of a customer to meet its indemnification obligation.

    Among other things, these hazards include:

     o    blowouts

     o    explosions

     o    sour gas

     o    well fires

     o    spills

    These hazards can result in:

     o    personal injury

     o    loss of life

     o    severe damage to or destruction of property and equipment

     o    environmental damage

     o    suspension of operations

    Although UTI maintains insurance protection as management deems appropriate, such insurance coverage may not provide sufficient funds in all situations to protect UTI from all liabilities that could result from its operations. Also, claims will be subject to various retentions and deductibles.

    UTI generally seeks to obtain indemnity agreements from its customers. The indemnity agreements require the customers to hold UTI harmless in the event of loss of production or reservoir damage. This contractual indemnification may not be supported by adequate insurance maintained by the customer.

WE MAY FACE A SHORTAGE OF DRILL PIPE, WHICH COULD LIMIT OUR DRILLING OPERATIONS AND INCREASE OUR COSTS.

    Although UTI is not currently experiencing shortages in drill pipe, UTI has experienced shortages before which it believes could reoccur. Drill pipe is necessary for a drilling rig to function. It is the structural member that connects the drill bit to the rig on the surface. The drill bit is what is driven through rock to oil and natural gas bearing formations underneath the surface of the earth. The drill pipe is a very specialized product with a limited life. Failure or breakage of the drill pipe can result in the loss of the drill pipe in a well.

    Any significant delays in UTI obtaining drill pipe could limit drilling operations and jeopardize relations with customers. In addition, shortages of drill pipe may result in increased prices for drill pipe that UTI may not be able to pass on to customers.

WE MAY BE EXPOSED TO LIABILITY AS A RESULT OF OUR HANDLING AND STORAGE OF HAZARDOUS MATERIALS.

    UTI's operations routinely involve the handling of various materials, including hazardous materials. UTI may be exposed to liability under the numerous state and federal environmental laws, rules and regulations dealing with hazardous materials. These include laws concerning the following:

     o containment and disposal of hazardous materials, oilfield waste, other waste materials and acids

     o    use of underground storage tanks

    UTI seeks to obtain contractual indemnification from its customers to protect against liability for operations involving hazardous materials. While UTI has generally been able to obtain some degree of contractual indemnification from its customers in most of its dayrate drilling contracts, no such indemnification is typically available for footage or turnkey contracts. UTI cannot assure that:

     o    such indemnification will be enforceable in all instances

     o the customer will be financially able in all cases to comply with its indemnity obligations

     o UTI will be able to obtain such indemnification agreements in the future

    UTI also maintains insurance coverage against some environmental liabilities, including pollution caused by sudden and accidental oil spills. UTI cannot assure that this insurance will continue to be available or carried by UTI or, if available and carried, will be adequate to cover UTI's liability in all circumstances.

AS A RESULT OF OUR RECENT CANADIAN ACQUISITION, WE NOW CONDUCT SOME BUSINESS IN CANADIAN DOLLARS, WHICH SUBJECTS US TO THE RISK THAT OUR REVENUES AND EARNINGS COULD DECREASE DUE TO AN UNFAVORABLE EXCHANGE RATE.

    With the Phelps Drilling acquisition we now conduct some business in Canadian dollars. The exchange rate between Canadian dollars and U.S. Dollars has fluctuated over the last ten years. If the value of the Canadian dollar against the U.S. dollar weakens, revenues and earnings of our Canadian operations will be reduced when they are translated to U.S. dollars. Also the value of our Canadian net assets in U.S. dollars may decline.

PROVISIONS OF OUR ORGANIZATIONAL DOCUMENTS MAY DETER A CHANGE OF CONTROL TRANSACTION AND DECREASE THE LIKELIHOOD OF A SHAREHOLDER RECEIVING A CHANGE OF CONTROL PREMIUM.

       UTI's Board of Directors is divided into three classes of directors, with each class serving a staggered three year term. In addition, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights (including voting rights), conversion ratios, preferences and privileges of that stock without further vote or action by the holders of the common stock. Although we have no present plans to issue shares of preferred stock, the classified board and the board's ability to issue additional shares of preferred stock may discourage, delay or prevent changes in control of UTI that are not approved by the board of directors, thereby possibly preventing certain UTI stockholders from realizing a possible premium on their shares.


                           FORWARD-LOOKING STATEMENTS

    Statements in this document and the documents incorporated by reference that relate to matters that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this document and the documents incorporated by reference, the following words and similar expressions are intended to identify forward-looking statements:

     o    anticipate

     o    believe

     o    could

     o    estimate

     o    expect

     o    intend

     o    may

     o    plan

     o    predict

     o    project

     o    will

     You should be aware that these forward-looking statements are only our predictions, and we cannot guarantee the actual outcomes in the future. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.

    UTI believes that the expectations reflected in these forward-looking statements are reasonable. However, UTI cannot give any assurance that such expectations will materialize. These forward-looking statements are subject to:

     o    risks

     o    uncertainties

     o    assumptions

    If any of these risks or uncertainties materialize or any assumptions prove to be incorrect, actual results of current and future operations may not be as expected. Therefore, readers should not place undue certainty on these forward-looking statements. These forward-looking statements speak only as of their dates.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the sale of the shares.

                 DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

    In February 1999, UTI adopted a rights plan which provided for the distribution by UTI of one preferred stock purchase right for each outstanding share of common stock to holders of record of common stock at the close of business on March 10, 1999. Also, the rights plan provided that UTI shall issue one right with each share of common stock that becomes outstanding between March 10, 1999 and prior to the earliest of the following:

     o the date the rights first become exercisable, known as the distribution date of the rights

     o    the date of redemption of the rights

     o    February 26, 2009, which is the expiration date of the rights.

    Until such time that the rights become exercisable, the rights will be evidenced by the certificates representing the shares of common stock and may only be traded with such shares. Each right, once exercisable, will entitle the registered holder to purchase from UTI one two-thousandth of a share of UTI's Series I Preferred Stock, par value $.01 per share, at a price of $21.25 per one two-thousandth of a share, subject to adjustments.

    Each share of Series I Preferred Stock shall have the right to receive a preferential quarterly dividend and a liquidation preference as described in the rights plan. In addition, each share of Series I Preferred Stock will be entitled to receive 1,000 votes on each matter that is submitted to a vote of the stockholders and to vote as a class with the shares of common stock. If UTI shall enter into any consolidation, merger, share exchange or other transaction in which all outstanding shares of common stock are exchanged for or changed into other securities, cash, other property or any combination of the three, then each outstanding share of Series I Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to adjustments, equal to 1,000 times the aggregate amount of securities, cash and other property for which each outstanding share of common stock is exchanged or into which each outstanding share of common stock is changed.

    The rights become exercisable only if, without the prior consent of UTI, the following occurs:

    (A) a person or group of associated or related persons acquire, or obtain the right to acquire, 15% or more of the voting power of all outstanding common stock of UTI, or

    (B) any person or group of related persons makes a tender offer or exchange offer which could result in such person or group owning beneficially 15% or more of the voting power of all outstanding common stock of UTI.

    If, at any time after the rights become exercisable and are outstanding, UTI were to be acquired through a merger or other business combination transaction in which the common stock is exchanged, each right will represent the right to purchase shares of the acquiring corporation having a value of two times the exercise price of the rights for the then existing exercise price of the rights. The rights may be redeemed by UTI at a redemption price of $.001 per right at any time prior to the earlier of their expiration date and the close of business on the tenth day following the acquisition of 15% of the outstanding shares of common stock by an acquiring person or the announcement of a tender offer or exchange offer which would result in a person becoming an acquiring person.

    A more complete description of the terms and conditions of the rights is set forth in a Rights Agreement between UTI and ChaseMellon Shareholder Services, L.L.C., as rights agent, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

                             SELLING SECURITYHOLDER

    The shares are held by the Norton Family Trust. The Norton Family Trust acquired the shares by exercising warrants pursuant to three separate warrant agreements each dated as of March 4, 1998 entered into with Norton Drilling Services, Inc. UTI acquired Norton Drilling Services, Inc. on July 27, 1999 and, under the terms of the Agreement and Plan of Merger between UTI and Norton, warrants to acquire Norton common stock were converted to warrants to acquire UTI common stock. The Norton Family Trust exercised the warrants on October 21, 2000 and paid an aggregate of approximately $353,250 for the 72,528 shares.

    The trustees and beneficiaries of the Norton Family Trust are Barbara Lynn Norton, John W. Norton and S.

Howard Norton III. John W. Norton was a director of Norton Drilling Services, Inc. from October 1991 to July 1999 and a vice president from November 1997 to December 1999. S. Howard Norton III was a director of Norton from October 1991 to July 1999, the Chief Executive Officer from November 1997 to July 1999 and President from July 1999 to December 1999. None of the trustees currently have an officer position with the Company or its affiliates.

    The following table sets forth the name of the selling securityholder, the number of shares of common stock the selling securityholder now owns, the number of shares of common stock the selling securityholder is offering under this prospectus, and the number of shares and percentage of the class of common stock owned after completion of the offering:

                                                                                      % OWNERSHIP
                                                                     COMMON STOCK      OF COMMON
                                                                      OWNED AFTER     STOCK AFTER
                                     COMMON STOCK   COMMON STOCK     COMPLETION OF   COMPLETION OF
 NAME                                    OWNED         OFFERED         OFFERING         OFFERING
 ----                                ------------   ------------       --------         --------
                                         72,528        72,528              0              0.0%
Norton Family Trust



                              PLAN OF DISTRIBUTION

    The selling securityholder may effect distribution of the shares from time to time in one or more transactions (which may involve block transactions) in the following manner:

     o    on the American Stock Exchange

     o    in the over-the-counter market

     o in transactions other than on the American Stock Exchange or in the over-the-counter market, or

     o    in a combination of any of these transactions.

    The transactions may be effected by the selling securityholder at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling securityholder may from time to time offer its shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling securityholder or the purchasers of the shares for whom they act as agent. From time to time the selling securityholder may engage in short sales against the box, puts and calls and other transactions in securities of UTI, or derivatives of UTI securities, and may sell and deliver their shares in connection with these transactions. In addition, the selling securityholder may from time to time sell the shares in transactions permitted by Rule 144 under the Securities Act.

    As of the date of this prospectus, no underwriter, broker, dealer or agent has been engaged by UTI or the selling securityholder in connection with the distribution of securities under this prospectus by the selling securityholder. To the extent required, the following will be set forth in the applicable prospectus supplement:

     o    number of securities to be sold

     o    the purchase price

     o    the name of any applicable agent, broker, dealer or underwriter

     o    any applicable commissions with respect to a particular offer

    The aggregate net proceeds to the selling securityholder from the sale of their securities will be the sale price of those shares, less any commissions, if any, and other expenses of issuance and distribution not borne by UTI.

    The selling securityholder and any brokers, dealers, agents or underwriters that participate with the selling securityholder in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

    UTI will pay the registration fee and its out-of-pocket fees and expenses in connection with the prospectus and filing of the registration statement of which this prospectus is a part.

                             VALIDITY OF SECURITIES

    The legal validity of the securities offered under this prospectus will be passed upon for UTI by Fulbright & Jaworski L.L.P., and for any underwriters or agents by counsel to be named in the appropriate prospectus supplement.

                                     EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K/A for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

    UTI files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document filed at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference rooms. UTI's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov. In addition, documents filed by UTI can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows "incorporation by reference," in this prospectus, which means that UTI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Later information filed with the Securities and Exchange Commission will automatically update and supersede this information. UTI incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:


    (1) UTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended on Form 10-K/A, filed October 11, 2000.

    (2) UTI's Quarterly Report on Form 10-Q for the nine months ended September 30, 2000, filed October 24, 2000.

    (3) UTI's Definitive Proxy Statement dated June 20, 2000 relating to the Annual Meeting of Stockholders held on July 26, 2000.

UTI will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

                        John E. Vollmer III
                        Chief Financial Officer
                        UTI Energy Corp.
                        16800 Greenspoint Park Drive, Suite 225N
                        Houston, Texas 77060-2390
                        Telephone: (281) 873-4111

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following sets forth the best estimate of UTI as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered under this registration statement (except for the Securities and Exchange Commission registration fee, all amounts are estimates):

Securities and Exchange Commission registration fee                                 $   534
Legal fees and expenses                                                               5,000
Accounting fees and expenses                                                          5,000
Miscellaneous                                                                           466
                                                                                    -------
         Total                                                                      $11,000
                                                                                    =======

    ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

    Consistent with those provisions, Section 3.17 of UTI's Amended and Restated By-laws states as follows:

    The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    ITEM 16. EXHIBITS.

             EXHIBIT
             NUMBER                 DESCRIPTION
             -------                -----------
               3.1         --       Restated Certificate of Incorporation of UTI dated July 25, 2000 (incorporated by reference to Exhibit 3.1 to UTI's Registration Statement on Form S-3
                                    (No. 333-42576)).

               3.2         --       By-laws of UTI, as amended (incorporated by reference to Exhibit 3.3 to UTI's Annual
                                    Report on Form 10-K for the year ended December 31, 1993).

               3.3         --       Rights Agreement, dated February 26, 1999, between UTI Energy Corp. and
                                    ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 4.1 to UTI's Current Report on Form 8-K, dated February
                                    26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

               3.4         --       Certificate of Designation, Powers, Preferences and Rights of Series I
                                    Preferred Stock, dated February 26, 1999 (incorporated by reference to Exhibit
                                    4.2 to UTI's Current Report on Form 8-K, dated February 26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

               3.5         --       Form of Right Certificate (incorporated by reference to Exhibit 4.3 to UTI's
                                    Current Report on Form 8-K, dated February 29, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

               4.1         --       See Exhibit No. 3.1 and 3.2 for provisions of the Restated Certificate of
                                    Incorporation and amended By-laws of UTI defining the rights of the holders of common stock.

               4.2         --       Form of common stock certificate (incorporated by reference to Amendment No. 1 to UTI's Registration Statement on Form S-1 (No. 33-69726)).

               4.3         --       Registration Rights Agreement with Bear Stearns & Co. Inc., dated March 25,
                                    1994, as assigned to Remy Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to UTI's Annual Report on Form 10-K for the year ended December 31, 1993).

               4.4         --       Amended and Restated Stock Option Agreement, dated as of December 19, 1995, between UTI and Remy Investors and Consultants Incorporated (incorporated by reference to Exhibit 4.4 to UTI's Registration Statement on Form S-3 (No.
                                    333-42576)).

               4.5         --       Amended and Restated Stock Option Agreement, dated as of December 19, 1995, between UTI and Kenneth N. Berns (incorporated by reference to Exhibit 4.5 to
                                    UTI's Registration Statement on Form S-3 (No. 333-42576)).

               4.6         --       Amended and Restated UTI Energy Corp. 1996 Employee Stock Option Plan
                                    (incorporated by reference to Exhibit 4.6 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

               4.7         --       Warrant Agreement, dated April 11, 1997, by and between UTI Energy Corp. and
                                    Southland Drilling Company, Ltd. (incorporated by reference to Exhibit 10.1 to
                                    UTI's Current Report on Form 8-K, dated April 11, 1997).

               *4.8        --       Warrant Agreement for 128,000 shares, dated as of March 4, 1998, by and between the Norton Family Trust and Norton Drilling Services, Inc.

               *4.9        --       Warrant Agreement for 6,400 shares, dated as of March 4, 1998, by and between the
                                    Norton Family Trust and Norton Drilling Services, Inc.

               *4.10       --       Warrant Agreement for 3,405 shares, dated as of March 4, 1998, by and between the
                                    Norton Family Trust and Norton Drilling Services, Inc.

               4.11        --       Amended and Restated UTI Energy Corp. Non-Employee Director Stock Option Plan
                                    (incorporated by reference to Exhibit 4.18 to UTI's Annual Report on Form 10-K
                                    for the year ended December 31, 1997).

               4.12        --       Amended and Restated 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to UTI's Annual Report on Form 10-K for the year ended December
                                    31, 1997).

               4.13        --       Form of Warrant to purchase an aggregate of 75,000 shares of common stock at
                                    $26.50 per share, which was issued to the former shareholders of Suits
                                    Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from
                                    UTI's Report on Form 10-Q for the six months ended June 30, 1998).

               4.14        --       Form of Warrant to purchase an aggregate of 25,000 shares of common stock at
                                    $35.00 per share, which was issued to the former shareholders of Suits
                                    Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from
                                    UTI's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

               4.15        --       Form of Note Payable, in the aggregate amount of $7.79 million, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference form UTI's Quarterly Report on Form
                                    10-Q for the six months ended June 30, 1998).

               4.16        --       Loan and Security Agreement, dated November 22, 1999, by and among The CIT
                                    Group/Business Credit, Inc., GMAC Business Credit, LLC and Foothill Capital
                                    Corporation as Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring,
                                    Inc., International Petroleum Service Company and Norton Drilling Services,
                                    Inc. as Guarantors and UTI Drilling, L.P., Norton Drilling Company, Universal
                                    Well Services, Inc., UTI Management Services, L.P. and Suits Drilling Company
                                    as Borrowers (incorporated by reference to UTI's Report on Form 10-K for the year ended December 31, 1999).

               4.17        --       First Amendment dated as of May 2, 2000 to the Loan and Security Agreement, dated as of November 22, 1999, by and among The CIT Group/Business Credit,
                                    Inc., GMAC Business Credit, LLC and Foothill Capital Corporation as Lenders,
                                    UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc., International
                                    Petroleum Service Company and Norton Drilling Services, Inc. as Guarantors and
                                    UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI Management
                                    Services, L.P. and Suits Drilling Company as Borrowers (incorporated by reference to Exhibit 4.16 to UTI's Registration Statement on Form S-3 (No.
                                    333-42576)).


               4.18        --       Second Amendment dated as of May 18, 2000 to the Loan and Security Agreement, dated as of November 22, 1999 by and among The CIT Group/Business Credit,
                                    Inc., GMAC Business Credit, LLC and Foothill Capitol Corporation as Lenders,
                                    UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc., International
                                    Petroleum Service Company and Norton Drilling Services, Inc. as Guarantors and
                                    UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI Management
                                    Services, L.P. and Suits Drilling Company as Borrowers (incorporated by reference to Exhibit 4.17 to UTI's Registration Statement on Form S-3 (No.
                                    333-42576)).

                4.19       --       Third Amendment dated as of October 18, 2000 to the Loan and Security
                                    Agreement, dated as of November 22, 1999 by and among The CIT Group/Business
                                    Credit, Inc., GMAC Business Credit, LLC and Foothill Capitol Corporation as
                                    Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc.,
                                    International Petroleum Service Company and Norton Drilling Services, Inc. as
                                    Guarantors and UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI
                                    Management Services, L.P. and Suits Drilling Company as Borrowers.
                                    (incorporated by reference to Exhibit 10.1 to UTI's Quarterly Report on
                                    Form 10-Q for the nine month ended Septemeber 30, 2000).

                *5.1       --       Opinion of Fulbright & Jaworski L.L.P.

               *23.1       --       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

               *23.2       --       Consent of Ernst & Young LLP.

                24.1       --       Powers of Attorney (included on Signature page).

------------------------
*   Filed herewith.

    ITEM 17. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 29, 2000.

                                   UTI ENERGY CORP.

                                   By: /s/ VAUGHN E. DRUM
                                       -----------------------------------------
                                       Vaughn E. Drum
                                       President, Chief Executive Officer and
                                        Director

    Know all men by these present, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and John E. Vollmer III and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    DATE                               SIGNATURE                     TITLE
                    ----                               ---------                     -----
               December 29, 2000               /s/ MARK S. SIEGEL            Chairman of the Board
                                               ------------------------
                                               Mark S. Siegel

               December 29, 2000               /s/ VAUGHN E. DRUM            President, Chief Executive
                                               ------------------------      Officer and Director (Principal
                                               Vaughn E. Drum                Executive Officer)


               December 29, 2000               /s/ JOHN E. VOLLMER III       Senior Vice President, Chief
                                               ------------------------      Financial Officer and Secretary
                                               John E. Vollmer III           (Principal Financial Officer)


               December 29, 2000               /s/ BRUCE SAUERS              Vice President and Corporate
                                               ------------------------      Controller (Principal Accounting
                                               Bruce Sauers                  Officer)


               December 29, 2000               /s/ KENNETH N. BERNS          Director
                                               ------------------------
                                               Kenneth N. Berns

               December 29, 2000               /s/ TERRY H. HUNT             Director
                                               ------------------------
                                               Terry H. Hunt

               December 29, 2000               /s/ NADINE C. SMITH           Director
                                               ------------------------
                                               Nadine C. Smith

               December 29, 2000               /s/ ROBERT B. SPEARS          Director
                                               ------------------------
                                               Robert B. Spears

               December 29, 2000               /s/ CURTIS W. HUFF            Director
                                               ------------------------
                                               Curtis W. Huff

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                 DESCRIPTION
         -------                -----------
           3.1         --       Restated Certificate of Incorporation of UTI dated July 25, 2000 (incorporated by reference to Exhibit 3.1 to UTI's Registration Statement on Form S-3 (No. 333-42576)).

           3.2         --       By-laws of UTI, as amended (incorporated by reference to Exhibit 3.3 to UTI's Annual
                                Report on Form 10-K for the year ended December 31, 1993).

           3.3         --       Rights Agreement, dated February 26, 1999, between UTI Energy Corp. and
                                ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 4.1 to UTI's Current Report on Form 8-K, dated February
                                26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

           3.4         --       Certificate of Designation, Powers, Preferences and Rights of Series I
                                Preferred Stock, dated February 26, 1999 (incorporated by reference to Exhibit
                                4.2 to UTI's Current Report on Form 8-K, dated February 26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

           3.5         --       Form of Right Certificate (incorporated by reference to Exhibit 4.3 to UTI's
                                Current Report on Form 8-K, dated February 29, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

           4.1         --       See Exhibit No. 3.1 and 3.2 for provisions of the Restated Certificate of
                                Incorporation and amended By-laws of UTI defining the rights of the holders of common stock.

           4.2         --       Form of common stock certificate (incorporated by reference to Amendment No. 1 to UTI's Registration Statement on Form S-1 (No. 33-69726)).

           4.3         --       Registration Rights Agreement with Bear Stearns & Co. Inc., dated March 25,
                                1994, as assigned to Remy Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to UTI's Annual Report on Form 10-K for the year ended December 31, 1993).

           4.4         --       Amended and Restated Stock Option Agreement, dated as of December 19, 1995, between UTI and Remy Investors and Consultants Incorporated (incorporated by reference to Exhibit 4.4 to UTI's Registration Statement on Form S-3 (No.
                                333-42576)).

           4.5         --       Amended and Restated Stock Option Agreement, dated as of December 19, 1995, between UTI and Kenneth N. Berns (incorporated by reference to Exhibit 4.5 to
                                UTI's Registration Statement on Form S-3 (No. 333-42576)).

           4.6         --       Amended and Restated UTI Energy Corp. 1996 Employee Stock Option Plan
                                (incorporated by reference to Exhibit 4.6 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

           4.7         --       Warrant Agreement, dated April 11, 1997, by and between UTI Energy Corp. and
                                Southland Drilling Company, Ltd. (incorporated by reference to Exhibit 10.1 to
                                UTI's Current Report on Form 8-K, dated April 11, 1997).

               *4.8        --       Warrant Agreement for 128,000 shares, dated as of March 4, 1998, by and between the Norton Family Trust and Norton Drilling Services, Inc.

               *4.9        --       Warrant Agreement for 6,400 shares, dated as of March 4, 1998, by and between the
                                    Norton Family Trust and Norton Drilling Services, Inc.

               *4.10       --       Warrant Agreement for 3,405 shares, dated as of March 4, 1998, by and between the
                                    Norton Family Trust and Norton Drilling Services, Inc.

                4.11       --       Amended and Restated UTI Energy Corp. Non-Employee Director Stock Option Plan
                                    (incorporated by reference to Exhibit 4.18 to UTI's Annual Report on Form 10-K
                                    for the year ended December 31, 1997).

                4.12       --       Amended and Restated 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to UTI's Annual Report on Form 10-K for the year ended December
                                    31, 1997).

                4.13       --       Form of Warrant to purchase an aggregate of 75,000 shares of common stock at
                                    $26.50 per share, which was issued to the former shareholders of Suits
                                    Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from
                                    UTI's Report on Form 10-Q for the six months ended June 30, 1998).

                4.14       --       Form of Warrant to purchase an aggregate of 25,000 shares of common stock at
                                    $35.00 per share, which was issued to the former shareholders of Suits
                                    Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from
                                    UTI's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

                4.15       --       Form of Note Payable, in the aggregate amount of $7.79 million, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference form UTI's Quarterly Report on Form
                                    10-Q for the six months ended June 30, 1998).

                4.16       --       Loan and Security Agreement, dated November 22, 1999, by and among The CIT
                                    Group/Business Credit, Inc., GMAC Business Credit, LLC and Foothill Capital
                                    Corporation as Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring,
                                    Inc., International Petroleum Service Company and Norton Drilling Services,
                                    Inc. as Guarantors and UTI Drilling, L.P., Norton Drilling Company, Universal
                                    Well Services, Inc., UTI Management Services, L.P. and Suits Drilling Company
                                    as Borrowers (incorporated by reference to UTI's Report on Form 10-K for the year ended December 31, 1999).

                4.17       --       First Amendment dated as of May 2, 2000 to the Loan and Security Agreement, dated as of November 22, 1999, by and among The CIT Group/Business Credit,
                                    Inc., GMAC Business Credit, LLC and Foothill Capital Corporation as Lenders,
                                    UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc., International
                                    Petroleum Service Company and Norton Drilling Services, Inc. as Guarantors and
                                    UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI Management
                                    Services, L.P. and Suits Drilling Company as Borrowers (incorporated by reference to Exhibit 4.16 to UTI's Registration Statement on Form S-3 (No.
                                    333-42576)).

                4.18       --       Second Amendment dated as of May 18, 2000 to the Loan and Security


                                    Agreement, dated as of November 22, 1999 by and among The CIT
                                    Group/Business Credit, Inc., GMAC Business Credit, LLC and Foothill
                                    Capital Corporation as Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard
                                    Rock Boring, Inc., International Petroleum Service Company and Norton
                                    Drilling Services, Inc. as Guarantors and UTI Drilling, L.P., Norton
                                    Drilling LP, a successor in interest by conversion to Norton Drilling
                                    Company, Universal Well Services, Inc., UTI Management Services, L.P. and
                                    Suits Drilling Company as Borrowers (incorporated by reference to Exhibit
                                    4.17 to UTI's Registration Statement on Form S-3 (No. 333-42576)).

                4.19       --       Third Amendment dated as of October 18, 2000 to the Loan and Security
                                    Agreement, dated as of November 22, 1999 by and among The CIT Group/Business
                                    Credit, Inc., GMAC Business Credit, LLC and Foothill Capitol Corporation as
                                    Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc.,
                                    International Petroleum Service Company and Norton Drilling Services, Inc. as
                                    Guarantors and UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI
                                    Management Services, L.P. and Suits Drilling Company as Borrowers.
                                    (incorporated by reference to Exhibit 10.1 to UTI's Quarterly Report on
                                    Form 10-Q for the nine month ended Septemeber 30, 2000).

                *5.1       --       Opinion of Fulbright & Jaworski L.L.P.

               *23.1       --       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

               *23.2       --       Consent of Ernst & Young LLP.

                24.1       --       Powers of Attorney (included on Signature page).

-----------------------
*  Filed herewith.